Exhibit 10(l)

                           UNIVERSAL FOODS CORPORATION

                            MANAGEMENT INCENTIVE PLAN
                         FOR MAJOR CORPORATE EXECUTIVES

   I.   THE PLAN

        The name of this Plan is the Universal Foods Corporation Management Incentive Plan for Major Corporate Executives. The purpose of this Plan is to promote the interests of the shareholders and to provide incentive to those elected officers who can contribute most to the profitability of the Company. It is separate and distinct from other incentive plans in effect which are based upon divisional performance.


   II.  DEFINITIONS

        In this Plan, the terms used will have the following definitions:

        A. "Board of Directors" means the Board of Directors of Universal Foods Corporation.

        B. "Bonus Award" means an award, either paid currently or paid on a deferred basis, as the result of the operation of this Plan.

        C. "Bonus Provision" means monies available for distribution as Bonus Awards as the result of the operation of this Plan.

        D. "Capital Employed" is defined as the sum of average shareholders' equity plus average long-and short-term debt. These averages are to be determined using the ending balances of the prior and current fiscal year as shown in the Company's certified Consolidated Balance Sheets.

        E.   "Committee"  means the committee provided for in Section III.

        F.   "Company" means Universal Foods Corporation.

        G. "Employee" means any employee regularly employed by Universal Foods Corporation or any of its subsidiaries and paid on a salary basis.

        H. "Fiscal Year Salary" means base pay earned during the period October 1 through September 30 each Company operating year exclusive of any incentive/supplemental payments by the Company.

        I. "Independent Auditors" means with respect to any fiscal year, the independent public accounts appointed by the Board of Directors to certify to the Board of Directors the financial statements of the Company.

        J. "Operating Income After Taxes" is defined as net earnings, as shown in the Company's Statement of Consolidated Earnings as certified by the Company's Independent Auditors, plus the after-tax costs of interest on long-term and short-term debt and the Bonus Awards for that fiscal year. This amount shall be further adjusted for extraordinary items of income or expense if, in the opinion of the Committee, it is appropriate to do so.

        K. "Plan" means this Management Incentive Plan for Major Corporate Executives.

        L. "Return on Capital Employed" means for the purpose of computing the amount which may be credited to the bonus reserve for any fiscal year, the percentage of Operating Income After Taxes (per
             J) to Capital Employed (per D).

        M. "Subsidiary" means with respect to any year, any corporation in which Universal Foods Corporation owns a stock interest of more than 50%, and the financial results of whose operations are consolidated with those of the Company in the financial statements included in the annual report to shareholders for that year.


   III. COMMITTEE

        A. The Board of Directors shall appoint a Compensation and Development Committee composed of three non-management members of the Company's Board of Directors. This Committee shall be known as the "Committee" and shall have full power and authority to interpret and administer the Plan in accordance with the Regulations. No member of the Committee shall be eligible to participate in the Plan while a member of the Committee.

        B. The Board of Directors may, from time to time, remove members from the Committee or add members thereto; and vacancies on the Committee, however caused, shall be filled by action of the Board of Directors. The Committee shall select one of its members as Chairman and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made at a meeting of the Committee duly called and held. The members of the Committee may receive such compensation for their services as the Board of Directors may determine.


   IV.  PLAN ADMINISTRATION

        The Committee shall have the power to adopt eligibility and other rules not inconsistent with the provisions of the Plan (hereinafter referred to as the "Regulations" and attached hereto as "Exhibit A") for the administration thereof and to alter, amend, or revoke any Regulations so adopted.


   V.   PLAN PARTICIPATION

        Participation in the Plan shall be in accordance with the Regulations.

        A. At the beginning of each fiscal year, the Chairman and the President and Chief Executive Officer shall submit to the Committee a written list of recommended participants in the Plan for that year.

        B. Not all officers and major executives need to be selected as participants, and selection as a participant one year does not automatically ensure selection in future years.

        C. At the end of each fiscal year, the Chairman and the President and Chief Executive Officer shall submit to the Committee a written list of recommendations as to the amount of Bonus Award each participant in the Plan should receive for that fiscal year.

        D. The Committee's selection of the Employees to whom a Bonus Award shall be made and its determination of the amount and method of payment of each such Bonus Award shall be final.
        E. This Plan is not a part of the Company's regular compensation plan nor is it part of the Employee's regular compensation.


   VI.  BONUS AWARD

        The performance measurement upon which the Bonus Award is based is determined in accordance with the Regulations for each fiscal year.

   VII. BONUS PROVISION

        A. The Company shall create and maintain a bonus account to which shall be credited each fiscal year (except years for which all or part of such a credit is prohibited by the Plan, the Regulations, or specific order of the Board of Directors) a Bonus Provision, the amount of which shall be determined by the following table:

                10.0% Return on Capital Employed - 100% of Maximum Bonus
                 9.5% Return on Capital Employed - 90% of Maximum Bonus 9.0% Return on Capital Employed - 80% of Maximum Bonus 8.5% Return on Capital Employed - 70% of Maximum Bonus 8.0% Return on Capital Employed - 60% of Maximum Bonus 7.5% Return on Capital Employed - 50% of Maximum Bonus 7.0% Return on Capital Employed - 40% of Maximum Bonus 6.5% Return on Capital Employed - 30% of Maximum Bonus 6.0% Return on Capital Employed - 20% of Maximum Bonus
           Below 6.0% Return on Capital Employed -   0% of Maximum Bonus

             Maximum Bonus Award is defined in the Regulations.  (Exhibit A,
             5)

       B. As promptly as possible after the end of each fiscal year, the Independent Auditors shall determine and report to the Committee the maximum amount available for a Bonus Provision that year in accordance with the Plan and the Regulations; and the Committee shall rely upon and be bound by such report.

       C. Upon the determination of the amount of the Bonus Provision for a particular fiscal year, an amount not exceeding the bonus provision may be allotted as a Bonus Award for such fiscal year to such Employees as are selected and in such amounts and in such a manner as are determined in accordance with the Regulations.

   VIII.     CHANGE OF CONTROL OF COMPANY

             In the event of a change of control of the Company in accordance with an Employee's Severance or Employment Agreement and the Employee's subsequent termination of employment without cause by the successor entity, the "Change of Control Benefits" under the Employee's Severance or Employment Agreement in respect to this Plan shall be received as a severance payment by the Employee.

   IX.       SUCCESSORS AND ASSIGNS

             If the Company sells, assigns or transfers all or substantially all of its business and assets to any person, excluding affiliates of the Company, or if the Company merges into or consolidates or otherwise combines with any person which is a continuing or successor entity, then the Company shall assign all of its right, title and interest in this Plan as of the date of such event to the person which is either the acquiring or successor corporation, and such person(s) shall assume and perform from and after the date of such assignment all of the terms, conditions and provisions imposed by this Plan upon the Company.

             In case of such assignment by the Company and of such assumption and agreement by the Company and of such person(s), all further rights as well as all other obligations of the Company under this Agreement thenceforth shall cease and terminate and thereafter the expression "the Company" wherever used herein shall be deemed to mean such person(s).

   X.  MISCELLANEOUS

       A. All expenses incurred by the Committee in interpreting and administering the Plan shall be charged against the bonus reserve.

       B. The amount of any Bonus Award forfeited by a participant shall be retained by the Company and may not be recredited to the bonus reserve.


   XI. PLAN AMENDMENTS

       The Board of Directors may suspend or discontinue the Plan at anytime.